EXHIBIT 3.2

                                    BYLAWS OF

                              MONTE RESOURCES INC.

ARTICLE I. PRINCIPAL OFFICE
1.1 Office: The address of the principal office of the Corporation shall 1002 Ermine Court, South Lake Tahoe, California. The Corporation may have other offices, either within or outside of the State of incorporation as the Board of Directors may designate or as the business of Corporation may require.

ARTICLE II. SHAREHOLDERS
2.1 Place of Meetings: The meetings of the Shareholders of the Corporation ("Shareholders") shall be held at such place, as may be fixed by the Board of Directors.

2.2 Annual Meetings: The annual meeting of the Shareholders shall be held each year at the corporate offices or at any other place within or outside of the State of Nevada, as may be determined by the Directors and as may be designated in the notice of that meeting, for the purpose of electing Directors and transacting any other business that may come before the meeting. If that date is a legal holiday, the annual meeting shall be held on the next succeeding day that is not a legal holiday.

2.3 Special Meetings: A special meeting, other than those regulated by statute, of the Shareholders for any purpose or purposes may be called at any time by the President, by a majority of the Board of Directors, by designated Officers of the Corporation, or by Shareholders together holding at least five per cent of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no other business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

2.4 Notice of Meetings: Written or printed notice stating the place, day, and hour of every meeting of the Shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than 21 nor more than 59 days before the date of the meeting to each Shareholder of record entitled to vote at such meeting, to his or her address as it appears in the share transfer books of the Corporation. If mailed, notice shall be deemed to be delivered when deposited in the United States mail. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the Shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

Notice of special meetings shall also state the purpose or purposes for which the meeting is called, and indicate that it is being issued by, or at the direction of, the person(s) calling the meeting.

2.5 Quorum: Any number of Shareholders together holding at least a simple majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned by
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a majority of the  Shareholders  present or  represented by proxy without notice other than by announcement at the meeting.

2.6 Voting: At any meeting of the Shareholders, each Shareholder of a class entitled to vote on any matter coming before the meeting shall have one vote in person or by proxy for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, at least 10 days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining Shareholders entitled to vote pursuant to Section 5.5 below. Every proxy shall be in writing, dated, and signed by the Shareholder entitled to vote or his or her duly authorized attorney-in-fact. The proxy shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

2.7 Order of Business: The order of business at all meetings of Shareholders shall be as follows, unless otherwise adopted by the Board:

     1.   Roll call
     2.   Proof of notice of meeting or waiver of notice
     3.   Reading of minutes and acceptance of preceding meeting
     4.   Reports of Officers
     5.   Reports of committees
     6.   Election of Directors, if required
     7.   Unfinished business
     8.   New business

2.8 Informal Action by Shareholders: Unless otherwise provided by law, any action required to be taken at a meeting of Shareholders, or other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if the Shareholders give unanimous written consent setting forth the action to be taken and signed by all Shareholders entitled to vote on the action. Any written resolution signed by all of the Shareholders entitled to vote shall be to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of Shareholders. The signed resolution shall be kept with the meeting minutes under the proper date.

ARTICLE III. BOARD OF DIRECTORS
3.1 General Powers: The property, business, and affairs of the Corporation shall be managed and controlled under the direction of its Board of Directors (the "Board" and the members of which are referred to herein as "Directors"), and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board. Such management and general control will be by majority vote of the Board, with each Director having equal vote.

3.2 Number of Directors: The number of Directors constituting the Board shall be a minimum of one director and a maximum of five Directors.

3.3 Election and Removal of Directors: Directors shall be elected at each annual meeting of Shareholders to succeed those Directors whose terms have expired, and to fill any existing vacancies.

     a) Directors shall hold their offices a term of one year and until their successors are elected, or their prior death, resignation, or removal. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of Shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

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     b)   Any vacancy  occurring  in the Board may be filled by the  affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next Shareholders meeting at which Directors are elected.

3.4  Quorum:  A majority of the number of  Directors  fixed in  accordance  with
Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board. If less than a majority is present at a meeting, the majority of those present may adjourn the meeting without further notice.

3.5 Annual Meetings of Directors: An annual meeting of the Board shall be held without notice, other than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders.

3.6 Special Meetings of Directors: Special meetings of Directors may be called at the request of the President, other duly authorized Officer, or any two Directors. The person or persons authorized to call special meetings of Directors may designate the place and time for holding any special meeting of Directors.

3.7 Notice of Special Meeting: Notice of any special meeting shall be given at least ten days before the date of the meeting by written notice delivered personally or mailed to each Director at his or her address of record with the Corporation. If mailed, notice is deemed to be delivered when deposited in the United States mail. The attendance of a Director at a meeting shall be deemed to be a waiver of notice of such meeting unless the Director attends the meeting for the express purpose of objecting to the transaction of business at the meeting because the meeting is not properly called or convened. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.

3.8 Compensation: By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

3.9 Manner of Acting: The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

3.10 Electronic Meetings: Members of the Board may participate in regular or special meetings by, or through the use of, any means of communication allowing all participants to simultaneously hear each other, such as teleconference or videoconference. If a meeting is conducted by such means, the presiding Officer shall inform all participating Directors at the commencement of such meeting that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting.

3.11 Executive and Other Committees: The Board may designate committees made up of Directors from time to time as the Directors see fit. The purpose for which the committees are formed are to be designated by the Board. The committees may be dissolved by affirmative vote of the Board. A committee may be authorized to exercise the authority of the Board, except that a committee may not do the following:

     a)   Authorize distributions
     b)   Fill vacancies on the Board

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     c)   Amend the Corporation's Articles of Incorporation
     d)   Adopt, amend, or repeal these Bylaws
     e)   Approve a plan of a merger not requiring Shareholder approval
     f) Authorize or approve issuance or reacquisition of shares, except according to a method already prescribed by the Board

3.12 Informal Action by Directors: Unless otherwise provided by law, any action required to be taken at a meeting of Directors, or other action which may be taken at a meeting of the Directors, may be taken without a meeting if the Directors give unanimous written consent setting forth the action to be taken and signed by all Directors entitled to vote on the action.

ARTICLE IV. OFFICERS
4.1 Election of Officers; Terms: The Officers of the Corporation shall consist of a President, a Secretary, and a Treasurer. Other Officers, including a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents, and assistant and subordinate Officers, may from time to time be elected by the Board. All Officers shall hold office until the next annual meeting of the Board and until their successors are elected. Unless prohibited by State law, any two or more offices may be combined in the same person as the Board may determine.

4.2 Removal of Officers; Vacancies: Any Officer of the Corporation may be removed summarily with or without cause, at any time, by the Board. Vacancies may be filled by the Board.

4.3 Resignations: Any Officer may resign at any time by delivering notice to the Corporation that complies with State law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

4.4 Duties: The Officers of the Corporation shall have such duties as generally pertain to their respective offices as well as such powers and duties as are prescribed by law or are hereinafter provided or as shall be conferred by the Board.

4.4.1 Duties of the President: Unless otherwise defined by the Board, the President shall be the Chief Executive Officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board and shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board. In the absence of the Chairman and the Vice Chairman of the Board, or if there are no such Officers, the President shall preside at all corporate meetings. The President may sign and execute, in the name of the Corporation, share certificates, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as may be assigned by the Board.

4.4.2 Duties of the Vice President(s): Each Vice President, if any, shall have such powers and duties as may be assigned to him or her by the President or the Board. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, or other instruments authorized by the Board, except where the signing and execution thereof shall be expressly delegated by the Board or the President to some other Officer or agent of the Corporation, or shall be required by law or otherwise to be signed or executed.

4.4.3 Duties of the Treasurer: The Treasurer shall have charge of and be responsible for all funds, securities, receipts, and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in

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such banks and  depositories as shall be designated by the Board.  The Treasurer shall be responsible for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; preparing appropriate operating budgets and financial statements; preparing and filing all tax returns required by law; and performing all duties incident to the office of Treasurer, and such other duties as may be assigned to him or her by the Board, the Finance Committee, or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.4.4 Duties of the Secretary: The Secretary shall act as Secretary of all meetings of the Shareholders of the Corporation and, when requested, shall also act as Secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books; see that all notices required to be given by the Corporation are duly given and served; have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws. The Secretary shall have custody of all deeds, leases, contracts, and other important corporate documents; have charge of the books, records, and papers of the Corporation relating to its organization and management as a Corporation; see that all reports, statements, and other documents required by law (except tax returns) are properly filed; and in general perform all the duties incident to the office of Secretary, and such other duties as may be assigned by the Board or the President. The Secretary may designate such subordinate Officers or administrative personnel as desirable, including Assistant Secretary, with the consent of the Board to carry out the duties of the office.

4.5 Compensation: The Board shall have authority to fix the compensation of all Officers of the Corporation.

ARTICLE V. CAPITAL STOCK
5.1 Certificates: Certificates shall represent the interest of each Shareholder of the Corporation. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares, and shall be signed by the President or a Vice President, and the Treasurer or the Secretary, and shall bear the corporate seal.

5.2 Lost, Destroyed, and Mutilated Certificates: Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate thereof, and the Board may in its discretion cause new certificates for the same number of shares to be issued to such Shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction.

5.3 Transfer of Shares: The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4 Consideration for Shares: The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts

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for services to be performed or other securities of the Corporation.  Before the
Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares is adequate.

5.5 Fixing Record Date: For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive a dividend payment, or in order to make a determination of Shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of Shareholders. Such date may not be more than ten days prior to the date on which the particular action, requiring the determination of Shareholders, is to be taken. If no record date is designated for the determination of Shareholders entitled to notice of a meeting of Shareholders or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE VI. INDEMNIFICATION
6.1 Indemnification: The Corporation shall indemnify each of its Directors, Officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense or any litigation to which the individual may have been made a party because he or she is or was a Director, Officer, or employee of the Corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as Director, Officer, or employee. The right to indemnify for expenses shall also apply to expenses of suits which are settled if the court having jurisdiction of the matter shall approve of the settlement.

ARTICLE VII. MISCELLANEOUS PROVISIONS
7.1 Seal: The seal of the Corporation shall consist of a flat-faced circular die or embossed mark, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

7.2 Fiscal Year: The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board.

7.3 Checks, Notes, and Drafts: Checks, notes, drafts, and other orders for the payment of money shall be signed by persons authorized by the Board. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

7.4 Dividends: The Directors may declare, and the Corporation pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

7.5 Amendment of Bylaws:
Unless restricted by the Articles of Incorporation, these Bylaws may be amended or changed at any meeting of the Board by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The Shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board. Any action taken or authorized by the Shareholders (or by the Board to the extent such action is later ratified by the Shareholders), which would be inconsistent with these Bylaws but is taken, authorized or ratified by not less than the number of shares required to amend these Bylaws, so that these Bylaws would be consistent

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with such  action,  shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

THE UNDERSIGNED, being all of the Directors of Monte Resources Inc., evidence their adoption and ratification of the foregoing Bylaws of the Corporation.

Dated: April 28, 2010


/s Ed Morrow
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Director - Ed Morrow